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                                                                 Exhibit 23.2

                        INDEPENDENT ACCOUNTANT'S CONSENT


We hereby consent to the use of our report for Web Services International, Inc. dated August 14, 1998, except for Note 10 as to which the date is July 15, 1999 and the reference to us under Experts to be included in the Registration Statement on Form SB-2 of Cytation.Com Incorporated.

Radin, Glass & Co., LLP
Certified Public Accountants
August 11, 1999